Exhibit 99.28(l)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is entered into as of the __ day of ______ 2024, between Investment Managers Series Trust II, a statutory trust organized and existing under the laws of Delaware (the "Trust") on behalf of the AXS Tradr ETFs (the “Funds”), and ______________________________ (the "Purchaser").

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF THE SHARES

1.1 SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, shares of beneficial interest of the Fund (the “Shares”), par value $0.01, in amounts and at the prices set forth below with respect to each class:

	Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
1.	Tradr 2X Long Innovation ETF
2.	Tradr 2X Short Innovation Daily ETF
3.	Tradr 1.5X Short NVDA Daily ETF
4.	Tradr 2X Short TSLA Daily ETF
5.	AXS Esoterica NextG Economy ETF
6.	Tradr 2X Long SPY Weekly ETF
7.	Tradr 2X Long SPY Monthly ETF
8.	Tradr 2X Long SPY Quarterly ETF
9.	Tradr 2X Long Triple Q Weekly ETF
10.	Tradr 2X Long Triple Q Monthly ETF
11.	Tradr 2X Long Triple Q Quarterly ETF
12.	Tradr 2X Long SOXX Weekly ETF
13.	Tradr 2X Long SOXX Monthly ETF
14.	Tradr 2X Long SOXX Quarterly ETF
15.	Tradr 1.75X Long FXI Weekly ETF
16.	Tradr 1.75X Long FXI Monthly ETF
17.	Tradr 1.75X Long FXI Quarterly ETF
18.	Tradr 2X Long IWM Weekly ETF
19.	Tradr 2X Long IWM Monthly ETF
20.	Tradr 2X Long IWM Quarterly ETF
21.	Tradr 2X Long TLT Weekly ETF
22.	Tradr 2X Long TLT Monthly ETF
23.	Tradr 1.75X Long TLT Quarterly ETF
24.	Tradr 2X Long XLK Weekly ETF
25.	Tradr 2X Long XLK Monthly ETF
26.	Tradr 2X Long XLK Quarterly ETF
27.	Tradr 2X Long XLF Weekly ETF
28.	Tradr 2X Long XLF Monthly ETF
29.	Tradr 2X Long XLF Quarterly ETF
30.	Tradr 2X Long XBI Weekly ETF
31.	Tradr 2X Long XBI Monthly ETF
32.	Tradr 1.75X Long XBI Quarterly ETF
33.	Tradr 1.75X Long NVDA Weekly ETF
34.	Tradr 1.75X Long NVDA Monthly ETF

	Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
35.	Tradr 1.5X Long NVDA Quarterly ETF
36.	Tradr 1.5X Long TSLA Weekly ETF
37.	Tradr 1.5X Long TSLA Monthly ETF
38.	Tradr 1.5X Long TSLA Quarterly ETF
39.	Tradr 2X Short SPY Weekly ETF
40.	Tradr 2X Short SPY Monthly ETF
41.	Tradr 1.75X Short SPY Quarterly ETF
42.	Tradr 2X Short Triple Q Weekly ETF
43.	Tradr 2X Short Triple Q Monthly ETF
44.	Tradr 1.75X Short Triple Q Quarterly ETF
45.	Tradr 2X Short SOXX Weekly ETF
46.	Tradr 2X Short SOXX Monthly ETF
47.	Tradr 2X Short SOXX Quarterly ETF

The aggregate proceeds for the Shares to be paid by Purchaser to the Trust hereunder shall be $_________

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser's representation to the Trust, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.

2.3 RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" as defined in paragraph (a)(3) of Rule 144 under the Securities Act of 1933 (the “1933 Act”) inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the 1933 Act and is generally familiar with the existing resale limitations imposed by Rule 144 thereunder.

2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Shares unless and until:

(a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchaser shall have furnished the Trust with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require registration of such Shares under the 1933 Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTMENT MANAGERS SERIES TRUST II

By:
Name:
Title:

[PURCHASER NAME]

By:
Name:
Title: